Exhibit 23.1

Consent of Independent Public Accountants

To the Stockholders and Board of Directors of Central and South West Corporation:

     As independent public accountants, we hereby consent to the incorporation of our reports dated February 28, 1996, included in, and incorporated by reference in this Form 10-K, into Central and South West Corporation's previously filed registration statements on Form S-8 (File Nos. 2-70746, 33-12992, 33-49301, 33-63027 and 33-
64233) and on Form S-3 (File No. 33-50193 and 333-00911).



Arthur Andersen LLP



Dallas, Texas
March 27, 1996